Exhibit 99.6

VANGUARD HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      Effective as of 11:59 P.M. on December 31, 2004, certain subsidiaries of Vanguard Health Systems, Inc. (“Vanguard”) acquired the property, plant and equipment and certain other current assets and current liabilities of three acute-care hospitals and related healthcare businesses in Worcester, Massachusetts, Natick, Massachusetts and Framingham, Massachusetts (collectively the “Massachusetts Hospitals”), from subsidiaries of Tenet Healthcare Corporation.

      The following unaudited pro forma condensed combined financial information with respect to Vanguard is based on the historical consolidated financial statements of Vanguard (including predecessor and successor periods but not including the pro forma effects of the purchase of a majority of Vanguard’s equity interests by The Blackstone Group and certain of its affiliates) and reflects the effects of Vanguard’s acquisition of the Massachusetts Hospitals. Set forth below are the following unaudited pro forma condensed combined financial statements:

•	The unaudited pro forma condensed combined balance sheet as of September 30, 2004, assuming the acquisition of the Massachusetts Hospitals occurred on September 30, 2004; and

•	The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2004, assuming the acquisition of the Massachusetts Hospitals occurred as of July 1, 2004; and

•	The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2004, assuming the acquisition of the Massachusetts Hospitals occurred as of July 1, 2003.

      The unaudited pro forma condensed combined financial information is presented for informational purposes only, is based on certain assumptions that management believes are reasonable and does not purport to represent Vanguard’s financial condition or its results of operations had the acquisition of the Massachusetts Hospitals occurred on or as of the dates noted above or to project the results for any future date or period. The unaudited pro forma condensed combined financial information does not reflect operational changes that may be implemented by Vanguard and could be different than final amounts recorded upon the completion of independent third-party appraisals of the value of acquired property, plant and equipment and intangible assets. However, management does not believe that adjustments recorded as a result of the appraisals would have a material effect on the pro forma balance sheet or pro forma statements of operations presented herein. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.

      The unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements and unaudited condensed consolidated financial statements and related notes of Vanguard and the information set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Vanguard’s Registration Statement on Form S-4 (Registration No. 333-120436) and the audited consolidated financial statements and unaudited condensed consolidated financial statements of the Massachusetts Hospitals included as exhibits in this Current Report on Form 8-K/A.

VANGUARD HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2004

	Historical
			Pro Forma		Pro Forma
		Massachusetts	Acquisition		Vanguard
	Vanguard	Hospitals	Adjustments		Combined

	(Dollars in millions)
ASSETS
Current assets:
Cash and cash equivalents	$75.5	$2.9	$(2.9	)(1)
			(87.4	)(2)
			60.0	(5)	$48.1
Patient accounts receivable, net of allowance for doubtful accounts	237.5	50.9	(50.9	)(1)	237.5
Supplies	34.9	6.4	—		41.3
Prepaid expenses and other current assets	37.5	6.6	(5.0	)(1)	39.1

Total current assets	385.4	66.8	(86.2)		366.0
Property, plant and equipment, net of accumulated depreciation	871.9	134.8	(34.5	)(3)	972.2
Goodwill	109.3	5.0	(5.0	)(1)	109.3
Intangible assets	66.3	12.1	(12.1	)(1)
			0.5	(7)	66.8
Unallocated purchase price	676.0	—	1.1	(4)	677.1
Other assets	27.7	9.6	(9.6	)(1)	27.7

Total assets	$2,136.6	$228.3	$(145.8)		$2,219.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$261.6	$62.2	$(41.0	)(1)
			0.8	(4)
			0.5	(7)	$284.1
Current maturities of long-term debt	7.6	—	—		7.6

Total current liabilities	269.2	62.2	(39.7)		291.7
Long-term debt	1,173.2	—	60.0	(5)	1,233.2
Other liabilities	52.1	363.0	(363.0	)(1)	52.1
Equity:
Common stock	—	—	—		—
Additional paid-in capital	641.5	46.5	(46.5	)(6)	641.5
Retained earnings (deficit)	0.6	(243.4)	243.4	(6)	0.6

Total liabilities and equity	$2,136.6	$228.3	$(145.8)		$2,219.1

See notes to unaudited pro forma condensed combined balance sheet.

VANGUARD HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2004

	Historical

	Predecessor	Successor
	Vanguard	Vanguard
	July 1, 2004	September 23,
	Through	2004 Through		Pro Forma		Pro Forma
	September 22,	September 30,	Massachusetts	Acquisition		Vanguard
	2004	2004	Hospitals	Adjustments		Combined

	(Dollars in millions)
Total revenues:
Patient service revenues	$377.3	$37.0	$109.9	$—		$524.2
Premium revenues	72.3	7.1	—	—		79.4

Total revenues	449.6	44.1	109.9	—		603.6
Costs and expenses:
Operating expenses	371.0	36.2	100.7	—		507.9
Provision for doubtful accounts	31.5	3.0	4.3	—		38.8
Depreciation and amortization	17.4	1.7	2.6	(1.0	)(1)	20.7
Interest expense	10.4	2.1	—	0.9	(2)	13.4
Interest income	(0.6)	—	—	—		(0.6)
Stock compensation	96.7	—	—	—		96.7
Debt extinguishment costs	62.2	—	—	—		62.2
Merger expenses	23.1	—	—	—		23.1
Other expenses	(0.1)	0.1	10.8	—		10.8

	611.6	43.1	118.4	(0.1)		773.0

Income (loss) before income taxes	(162.0)	1.0	(8.5)	0.1		(169.4)
Income tax expense (benefit)	(51.3)	0.4	(3.2)	—		(54.1)

Net income (loss)	$(110.7)	$0.6	$(5.3)	$0.1		$(115.3)

See notes to unaudited pro forma condensed combined statement of operations.

VANGUARD HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2004

	Historical
			Pro Forma		Pro Forma
	Predecessor	Massachusetts	Acquisition		Vanguard
	Vanguard	Hospitals	Adjustments		Combined

	(Dollars in millions)
Total revenues:
Patient service revenues	$1,489.0	$418.8	$—		$1,907.8
Premium revenues	293.8	—	—		293.8

Total revenues	1,782.8	418.8	—		2,201.6
Costs and expenses:
Operating expenses	1,491.6	407.4	—		1,899.0
Provision for doubtful accounts	118.2	27.5	—		145.7
Depreciation and amortization	64.7	10.4	(4.8	)(1)	70.3
Interest expense	43.5	0.1	3.5	(2)	47.1
Interest income	(0.4)	(0.1)	0.1	(3)	(0.4)
Debt extinguishment costs	4.9	—	—		4.9
Other expenses	(4.7)	28.8	—		24.1

	1,717.8	474.1	(1.2)		2,190.7

Income (loss) before income taxes	65.0	(55.3)	1.2		10.9
Income tax expense (benefit)	24.9	(20.7)	0.5		4.7

Net income (loss)	$40.1	$(34.6)	$0.7		$6.2

See notes to unaudited pro forma condensed combined statement of operations.

VANGUARD HEALTH SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET
September 30, 2004

      (1) To eliminate the following assets and liabilities of the Massachusetts Hospitals that were retained by the seller at the date of purchase: (a) $2.9 million of cash and cash equivalents; (b) $50.9 million of net accounts receivable; (c) $5.0 million of prepaid expenses and other current assets; (d) $5.0 million of goodwill; (e) $12.1 million of intangible assets; (f) $9.6 million of other assets; (g) $41.0 million of accounts payable, accrued expenses and other current liabilities and (h) $363.0 million of other liabilities.

      (2) To reflect the payment of the purchase price for the Massachusetts Hospitals of $87.4 million.

      (3) To adjust the estimated value of net property, plant and equipment acquired to the stated purchase price in the asset sale agreement executed on October 11, 2004, of $100.3 million. The final valuation of the property, plant and equipment will be determined later during Vanguard’s fiscal year ending June 30, 2005, based upon independent third-party appraisals.

      (4) To reflect estimated acquisition costs of $1.1 million as unallocated purchase price, $0.3 million of which was paid at closing. The final allocation of these costs will be determined later during Vanguard’s fiscal year ending June 30, 2005, based upon independent third-party appraisals.

      (5) To reflect Vanguard’s borrowing of $60.0 million under the delayed term loan facility of its new senior secured credit facility to fund the purchase price of the Massachusetts Hospitals. The purchase price is estimated to be the purchase price paid for the net property, plant and equipment of $100.3 million less the excess of current liabilities assumed over current assets acquired of $13.1 million. The remaining $27.2 million of the purchase price was funded using cash on hand.

      (6) To eliminate the acquired equity of the Massachusetts Hospitals including $46.5 million of additional paid-in capital and retained deficits of $243.4 million.

      (7) To reflect deferred loan costs incurred of $0.5 million related to the $60.0 million delayed term loan borrowing.

VANGUARD HEALTH SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS
For the three months ended September 30, 2004

      (1) To eliminate historical depreciation and amortization of the Massachusetts Hospitals of $2.6 million and to record estimated $1.6 million of depreciation expense for the three months ended September 30, 2004, using the stated value of the property, plant and equipment in the asset sale agreement and using the depreciation policies of Vanguard. The estimate of depreciation under Vanguard’s ownership may be affected by the independent third-party appraisals of the property, plant and equipment acquired, which Vanguard expects to be completed later during its fiscal year ending June 30, 2005.

      (2) To record estimated $0.9 million of incremental interest expense incurred on $60.0 million of term loan borrowings used to fund the purchase price. The incremental interest expense was calculated using an interest rate of 5.8% (LIBOR of 2.55% plus a fixed margin of 3.25%). A 1/8% change in the variable LIBOR rate would affect the estimated incremental interest expense calculated by less than $0.1 million.

VANGUARD HEALTH SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS
For the year ended June 30, 2004

      (1) To eliminate historical depreciation and amortization of the Massachusetts Hospitals of $10.4 million and to record estimated $5.6 million of depreciation expense for the year ended June 30, 2004, using the stated value of the property, plant and equipment in the asset sale agreement and using the depreciation policies of Vanguard. The estimate of depreciation under Vanguard’s ownership may be affected by the independent third-party appraisals of the property, plant and equipment acquired, which Vanguard expects to be completed later during its fiscal year ending June 30, 2005.

      (2) To eliminate historical interest expense of the Massachusetts Hospitals of $0.1 million, to record estimated $3.5 million of incremental interest expense incurred on $60.0 million of term loan borrowings used to fund the purchase price and to record $0.1 million of interest related to the annual amortization of $0.5 million of deferred loan costs incurred related to the delayed term loan borrowing. The incremental interest expense was calculated using an interest rate of 5.8% (LIBOR of 2.55% plus a fixed margin of 3.25%). A 1/8% change in the variable LIBOR rate would affect the estimated incremental interest expense calculated by approximately $0.1 million.

      (3) To eliminate historical interest income of the Massachusetts Hospitals of $0.1 million.